UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2024

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 505-6115

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2024, Midwest Energy Emissions Corp. (the “Company”) entered into an amended and restated employment agreement with Richard MacPherson, effective as of June 1, 2024, pursuant to which Mr. MacPherson will continue to serve as President and Chief Executive Officer of the Company. Mr. MacPherson has served as President and Chief Executive Officer since March 2015. The agreement has a term of three years which after such three-year term will automatically renew for successive one-year periods unless otherwise terminated by either party prior to the next applicable renewal period. Mr. MacPherson is entitled to a base salary of $1,000,000 per year, which may be increased from time to time solely at the discretion of the Board of Directors (or committee thereof). Mr. MacPherson shall be eligible to receive bonus compensation in such amounts and at such times as the Board (or committee thereof) at its sole discretion shall from time to time determine and which shall not exceed $1,000,000 annually. He is entitled to participate in benefit plans that are made available to executive employees of the Company, and is entitled to certain other benefits. He is also entitled to receive equity awards subject to the sole discretion of the Board (or committee thereof). The agreement also provides for certain severance payments in the event the agreement is terminated by the Company without cause or terminated by Mr. MacPherson for good reason (as such terms are defined in the agreement).

On June 7, 2024, the Company also entered into an amended and restated employment agreement with John Pavlish, effective as of June 1, 2024, pursuant to which Mr. Pavlish will continue to serve as Senior Vice President and Chief Technology Officer of the Company. Mr. Pavlish has served as Senior Vice President and Chief Technology Officer since November 2014. The agreement has a term of three years which after such three-year term will automatically renew for successive one-year periods unless otherwise terminated by either party prior to the next applicable renewal period. Mr. Pavlish is entitled to a base salary of $500,000 per year, which may be increased from time to time solely at the discretion of the Board of Directors (or committee thereof). Mr. Pavlish shall be eligible to receive bonus compensation in such amounts and at such times as the Board (or committee thereof) at its sole discretion shall from time to time determine and which shall not exceed $500,000 annually. He is entitled to participate in benefit plans that are made available to executive employees of the Company, and is entitled to certain other benefits. He is also entitled to receive equity awards subject to the sole discretion of the Board (or committee thereof). The agreement also provides for certain severance payments in the event the agreement is terminated by the Company without cause or terminated by Mr. Pavlish for good reason (as such terms are defined in the agreement).

On June 7, 2024, the Company also entered into an employment agreement with James Trettel, effective as of June 1, 2024, pursuant to which Mr. Trettel will serve as Executive Vice President of Operations of the Company. Mr. Trettel has served as Vice President of Operations since January 2014. The agreement has a term of three years which after such three-year term will automatically renew for successive one-year periods unless otherwise terminated by either party prior to the next applicable renewal period. Mr. Trettel is entitled to a base salary of $600,000 per year, which may be increased from time to time solely at the discretion of the Board of Directors (or committee thereof). Mr. Trettel shall be eligible to receive bonus compensation in such amounts and at such times as the Board (or committee thereof) at its sole discretion shall from time to time determine and which shall not exceed $500,000 annually. He is entitled to participate in benefit plans that are made available to executive employees of the Company, and is entitled to certain other benefits. He is also entitled to receive equity awards subject to the sole discretion of the Board (or committee thereof). The agreement also provides for certain severance payments in the event the agreement is terminated by the Company without cause or terminated by Mr. Trettel for good reason (as such terms are defined in the agreement).

The foregoing summaries of the employment agreements are qualified in their entirety by reference to the actual documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Amended and Restated Employment Agreement between Midwest Energy Emissions Corp. and Richard MacPherson dated as of June 7, 2024
10.2*	Amended and Restated Employment Agreement between Midwest Energy Emissions Corp. and John Pavlish dated as of June 7, 2024
10.3*	Employment Agreement between Midwest Energy Emissions Corp. and James Trettel dated as of June 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*   Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: June 13, 2024	By:	/s/ Richard MacPherson
Richard MacPherson President and Chief Executive Officer

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